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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 12, 1999, except for the information in Note 22, for which the date is June 18, 1999, relating to the financial statements and financial statement schedules of Allscripts, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
January 27, 2000